SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                                METALS USA, INC.
                (Name of Registrant as Specified In Its Charter)


             _______________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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      3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

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
                               [LOGO] METALS USA

                                 April 19, 1999


To Our Stockholders:

      On behalf of the Board of Directors, I cordially invite all stockholders to attend the Annual Meeting of Metals USA, Inc. to be held on Wednesday, May 19, 1999, at 10:00 a.m. at The Omni, Four Riverway, Houston, Texas 77056. Proxy materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company's 1998 Annual Report and Form 10-K filed for the year ended December 31, 1998, which are not a part of the proxy materials, are also enclosed and provide additional information regarding the financial results of the Company in 1998.

      We hope that you will be able to attend the Annual Meeting. Your vote is important. Whether you plan to attend or not, please execute and return the proxy card in the enclosed envelope so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership. We look forward to seeing you at the meeting.

                                    Sincerely,

                                    Arthur L. French,
                                    Chairman of the Board of Directors and
                                    Chief Executive Officer

                                Metals USA, Inc.
                            Three Riverway, Suite 600
                              Houston, Texas 77056

                      -------------------------------------

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 19, 1999

                      -------------------------------------

TO THE STOCKHOLDERS:

      The 1999 Annual Meeting of Stockholders of Metals USA, Inc., (the "Company"), will be held at The Omni, Four Riverway, Houston, Texas 77056 at 10:00 a.m. on Wednesday, May 19, 1999, for the following purposes:

1. To elect six Class II directors of the Company to hold office until the third succeeding annual meeting of stockholders after their election (the 2002 Annual Meeting) and until their respective successors shall have been elected and qualified.

2. To ratify the selection of Arthur Andersen LLP as the Company's independent certified public accountants to audit the Company's consolidated financial statements for the year ending December 31, 1999.

3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

      The holders of record of the Company's common stock at the close of business on April 10, 1999 are entitled to notice of and to vote at the meeting with respect to all proposals. We urge you to sign and date the enclosed proxy card and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

                                  By Order of the Board of Directors,

                                  John A. Hageman
                                  Secretary
Houston, Texas
April 19, 1999

                                METALS USA, INC.
                            Three Riverway, Suite 600
                              Houston, Texas 77056

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

                             MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 19, 1999

      This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Metals USA, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders and any postponement or adjournment thereof (the "Annual Meeting") to be held at The Omni, Four Riverway, Houston, Texas 77056 at 10:00 a.m. on Wednesday, May 19, 1999 for the purposes set forth in the notice attached hereto. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 19, 1999.

RECORD DATE AND VOTING SECURITIES

      The Board of Directors has fixed the close of business on April 10, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 38,156,404 shares of its common stock, par value $.01 per share ("Common Stock"), including 2,967,166 shares of Restricted Voting Common Stock. No other class of voting securities of the Company is outstanding. Each share of Common Stock other than the Restricted Voting Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting, other than the election of directors. Each share of Restricted Voting Common Stock is entitled to 55% of the voting power attributable to the Company's Common Stock on all matters submitted to a vote of the holders of the Common Stock except for the election of Directors. The holders of Restricted Voting Common Stock, voting as a class, are entitled to elect one member of the Company's Board of Directors. The holders of Restricted Voting Common Stock elected Mr. Steven S. Harter as a Class I Director at the May 20, 1998 Stockholders' Meeting and therefore are not entitled to vote in the election of Directors at the May 19, 1999 Stockholders' Meeting. A proxy will be voted in the manner specified on the proxy, or if no manner is specified, will be voted in favor of the proposals set forth in the notice attached hereto.

      The presence of the holders of a majority of the issued and outstanding shares of Common Stock and Restricted Voting Common Stock of the Company entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting.
If there are not sufficient shares represented in person or by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Abstentions are counted as "shares present" at the meeting for purposes of determining the presence of a quorum while broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are not considered "shares present" with respect to any matter.

      The election of directors will be determined by a plurality of the votes cast at the meeting by holders of shares of Common Stock. Accordingly, abstentions will have no effect on the outcome of the election of directors. Cumulative voting for the election of directors is not permitted. The approval of Proposal 2 (to ratify the selection of the Company's accountant) will be determined by a majority of the votes cast by holders of Common Stock and Restricted Voting Common Stock, and abstentions and non-votes will have no effect.

REVOCATION OF PROXY

      Stockholders submitting proxies may revoke them at any time before they are voted (i) by notifying John A. Hageman, Secretary of the Company, in writing of such revocation, (ii) by execution of a subsequent proxy sent to Mr. Hageman, or (iii) by attending the Annual Meeting in person and voting in person. Notices to Mr. Hageman referenced in (i) and (ii) should be directed to John A. Hageman, Secretary, Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056. Stockholders who submit proxies and attend the meeting to vote in person are requested to notify Mr. Hageman at the Annual Meeting of their intention to vote in person at the Annual Meeting.

SOLICITATION EXPENSES

      The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

      The Company's Annual Report to Stockholders and Form 10-K are being mailed to all stockholders entitled to vote at the Annual Meeting. The Annual Report and Form 10-K do not constitute a part of the proxy solicitation material.

                       ELECTION OF DIRECTORS (Proposal 1)

      The Company's Amended and Restated Certificate of Incorporation provides for three classes of Directors as nearly equal in number as possible. The term of office of Class II directors expires at the 1999 Annual Meeting, the term of office of Class III directors expires at the 2000 Annual Meeting (I.E., one year of the term remaining), and the term of office of Class I directors expires at the 2001 Annual Meeting (I.E., two years of the term remaining). The Class II directors whose terms will expire at the 1999 Annual Meeting are Arnold W. Bradburd, Richard H. Kristinik, J. Michael Kirksey and Michael E. Christopher, all of whom have been nominated to stand for reelection at the 1999 Annual Meeting, and Franklin Myers and William T. Transier who have been nominated to stand for election as Class II Directors at the 1999 Annual Meeting, and will, upon election, hold office until the 2002 Annual Meeting and until their successors are elected and qualified.

SPECIAL NOTE: Holders of Restricted Voting Common Stock, voting as a class, are entitled to elect one director to the Board. Such holders elected Mr. Steven S. Harter as a Class I (term expires 2001) Director at the May 20, 1998 Stockholders Meeting and, therefore, are not entitled to vote in the election of directors at the May 19, 1999 meeting.

NOMINEES FOR ELECTION

      CLASS II - TERMS EXPIRING AT 2002 ANNUAL MEETING

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. BRADBURD, KRISTINIK, KIRKSEY, CHRISTOPHER, MYERS AND TRANSIER AS DIRECTORS TO HOLD OFFICE UNTIL THE 2002 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES UNLESS OTHERWISE SPECIFIED.

      Arnold W. Bradburd, 74, became a director on July 11, 1997 and is Vice-Chairman of the Board of Directors of the Company. He has been employed by Interstate Steel Supply Co. ("Interstate") since 1974, serving as Chairman of the Board from 1979 to present and Chief Executive Officer from 1979 to 1998. Mr. Bradburd has served as National Secretary of the Association of Steel Distributors and as Chairman of the Steel Service Center Institute ("SSCI").

      Michael E. Christopher, 39, became a director on July 11, 1997 and is a Senior Vice President of the Company and is responsible for the operations of the Company's Aluminum Building Product Group. He became Executive Vice President of Texas Aluminum Industries, Inc. ("Texas Aluminum") in 1987, President of The Cornerstone Group ("Cornerstone") in 1995, and President of Texas Aluminum/Cornerstone in July 1997. He also currently serves as Vice President of the Board of Directors of the National Patio Enclosure Association.

      Richard H. Kristinik, 60, became a director on July 11, 1997. He was Chairman of the Board and Chief Executive Officer of Coach USA, Inc., and served in that capacity from March 1996 until his retirement in November 1998. Mr. Kristinik remains a member of the Board of Directors of Coach USA, Inc. From 1973 to 1996, Mr. Kristinik was a partner with Arthur Andersen LLP. The majority of this time was in its Houston office. Additionally, he served as Managing Partner of the Tulsa Office from 1979 to 1984 and Managing Partner of the Denver office from 1985 to 1989.

      J. Michael Kirksey, 43, became a director on April 30, 1997 and has served as Senior Vice President and Chief Financial Officer since December, 1996. Mr. Kirksey previously was Director - Business Development and Acquisitions of Keystone International, Inc. ("Keystone") from 1995 through February 1997; Vice President of Finance for Keystone's European operations based in Brussels, Belgium from 1993 to 1995; and Vice President and Controller of Keystone from 1989 to 1993. From 1976 to 1989, Mr. Kirksey was a certified public accountant with Arthur Andersen LLP.

      Franklin Myers, 46, has been Sr. Vice President and General Counsel of Cooper Cameron Corporation ("Cooper Cameron") since April, 1995. Mr. Myers is also the President of the Cooper Energy Services Division of Cooper Cameron. Prior to joining Cooper Cameron, Mr. Myers was Sr. Vice President and General Counsel of Baker Hughes, Inc. from 1988 until 1995. He currently serves as a member of the Board of Directors of Reunion Industries, Inc.

      William L. Transier, 44, has been Chief Financial Officer of Seagull Energy Corporation ("Seagull") since April, 1996. From 1976 to 1996, Mr. Transier was an audit partner at KPMG Peat Marwick LLP ("Peat Marwick") and served as National Industry Director at Peat Marwick prior to joining Seagull.

      The six nominees receiving the greatest number of votes cast will be elected as Class II directors, regardless of the number of shares, if any, withheld from voting for the election of such nominees.

INCUMBENT DIRECTORS

      Class I - TERMS EXPIRING AT 2001 ANNUAL MEETING

      Mark Alper, 53, became a director on July 11, 1997 and is a Vice President of the Company and President of Queensboro Steel Corporation ("Queensboro"), a subsidiary of the Company. He has been an employee of Queensboro since 1971 and President since 1995.

      Craig R. Doveala, 47, became a director on July 11, 1997 and is the CEO of Steel Service Systems, Inc. ("Steel Service Systems") and was its President from 1990 to 1998. He also serves as President of Fullerton Metals Company since 1998. Both are subsidiaries of the Company.

      Steven S. Harter, 37, has been a director of the Company since July 1996. Mr. Harter is the President of Notre Capital Ventures II, LLC ("Notre"). Prior to becoming the President of Notre, Mr. Harter was Senior Vice President of Notre Capital Ventures, Ltd. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc., an environmental services company. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP. Mr. Harter also serves as a member of the Board of Directors of Coach USA, Inc. and Comfort Systems USA, Inc.

      Patrick A. Notestine, 52, became a director on July 11, 1997 and is the President of Affiliated Metals Company ("Affiliated"), a subsidiary of the Company. He has been President of Affiliated since 1988.

      Richard A. Singer, 53, became a director on July 11, 1997 and is Senior Vice President of the Company and is responsible for the operations of the Company's Heavy Carbon Group. Since 1972, he has served as Chief Executive Officer of Uni-Steel, Inc. ("Uni-Steel"), a subsidiary of the Company.

      Thomas J. Shapiro, 47, became a director on May 20, 1998 and is Sr. Vice President of the Company and is responsible for the operations of the Company's Flat-Rolled Steel Group. He has been President and CEO of Wayne Steel, Inc. ("Wayne"), a subsidiary of the Company, since 1988 and an employee of Wayne since 1973.

      Class III - TERMS EXPIRING AT 2000 ANNUAL MEETING

      Arthur L. French, 58, became a director and Chairman of the Board on April 30, 1997 and has served as Chief Executive Officer and President of the Company since December 1996. From 1989 through 1996, Mr. French served as Executive Vice President and a director of Keystone, a publicly-traded manufacturer of industrial valves and controls, with responsibility for domestic and international operations. From 1966 to 1989, Mr. French held various positions with Fisher Controls International, Inc., a control valve and instrumentation manufacturer, and served as its President and Chief Operating Officer and a director prior to joining Keystone. Mr. French is also a member of the Board of Directors of Innovative Valve Technologies, Inc.

      William B. Edge, 40, became a director on July 11, 1997 and a Senior Vice President of the Company in February, 1998 and is responsible for the operations of the Company's Specialty Metals Group. Since 1998, he has served as CEO of Southern Alloy of America, Inc. ("Southern Alloy "), a subsidiary of the Company, and was its President from 1990-1998.

      Tommy E. Knight, 60, became a director on July 11, 1997. Mr. Knight, since 1964, was with Brown and Root, Inc., and served as its President and Chief Executive Officer from 1992 until his retirement in 1996.

      Lester G. Peterson, 58, became a director on July 11, 1997. Since 1981, he has served as President of Williams Steel & Supply Co., Inc. ("Williams"), a subsidiary of the Company, and is a member of the Wisconsin Board of the Steel Service Center Institute.

      T. William Porter, 58, became a director on July 11, 1997. He has been a partner with Porter & Hedges, L.L.P., a Houston, Texas law firm, since 1981. Mr. Porter is also a member of the Board of Directors of Gundle/SLT Environmental, Inc. and ITEQ, Inc.

      A. Leon Jeffreys, 69, became a director on October 21, 1997. He is the founder of Jeffreys Steel Company, Inc. ("Jeffreys"), a subsidiary of the Company, and has served as Jeffreys' Chairman of the Board of Directors since its inception in 1966.

                        GENERAL INFORMATION WITH RESPECT
                            TO THE BOARD OF DIRECTORS

MEETINGS

      During the year ended December 31, 1998, the Board of Directors held ten meetings and acted fifteen times by unanimous consent. During 1998, each member of the Board of Directors attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director was a member. There are six standing committees of the Board of Directors.

COMMITTEES OF THE BOARD

      AUDIT COMMITTEE. The Audit Committee consists of Richard H. Kristinik (Chairman), Steven S. Harter, and Tommy E. Knight. The Audit Committee: (i) makes recommendations to the Board of Directors with respect to the independent auditors who conduct the annual examination of the Company's accounts; (ii) reviews the scope of the annual audit and meets periodically with the Company's independent auditors to review their findings and recommendations; (iii) reviews quarterly financial information and earnings releases prior to dissemination to the public; (iv) approves major accounting policies or changes thereto; and (v) periodically reviews principal internal controls to assure that the Company is maintaining a sound and effective system of financial controls. During 1998, the Audit Committee held four meetings.

      ACQUISITIONS COMMITTEE. The Acquisitions Committee consists of Steven S. Harter (Chairman), Arnold W. Bradburd, J. Michael Kirksey, Lester G. Peterson, Craig R. Doveala, Mark Alper, A. Leon Jeffreys, and Patrick A. Notestine. The Acquisitions Committee reviews and monitors the strategic direction of the Company's acquisition program and, within guidelines established by the Board of Directors, has authority to approve offers and the form of consideration to be offered for the acquisition of other businesses. During 1998, the Acquisitions Committee held four meetings.

      COMPENSATION COMMITTEE. The Compensation Committee consists of T. William Porter (Chairman), Steven S. Harter, and Tommy E. Knight. The Compensation Committee periodically determines the amount and form of compensation and benefits payable to all principal officers and certain other management personnel. This committee also performs the duties of administration with respect to the Company's incentive compensation plan. See "Report of Compensation Committee on Executive Compensation." During 1998, the Compensation Committee held three meetings and acted 15 times by unanimous consent.

      EXECUTIVE COMMITTEE. The Executive Committee consists of Arthur L. French (Chairman), Arnold W. Bradburd, Richard A. Singer, Michael E. Christopher, T. William Porter, Thomas J. Shapiro and William B. Edge. The Executive Committee has such authority as is delegated to it from time to time by the full Board of Directors. During 1998, the Executive Committee did not meet.

      NOMINATING COMMITTEE. The Nominating Committee consists of Mark Alper (Chairman), Patrick A. Notestine, T. William Porter, A. Leon Jeffreys and Lester
G. Peterson. The Nominating Committee reviews the size and composition of the Board of Directors, designates new directors by class, interviews new director candidates and makes recommendations with respect to nominations for the election of directors. During 1998, the Nominating Committee held two meetings.

      TECHNOLOGY COMMITTEE. The Technology Committee consists of J. Michael Kirksey (Chairman), Arnold W. Bradburd, Craig R. Doveala, William B. Edge, Richard A. Singer, Thomas J. Shapiro and Michael E. Christopher. The Technology Committee was established to oversee the development and integration of informational systems used by the Company and its subsidiaries. During 1998, the Technology Committee held two meetings.

DIRECTORS' COMPENSATION

      During 1998, each non-employee director was paid a fee of $2,000 for each meeting of the full Board. Non-employee directors of the Company also receive $1,000 for each committee meeting attended, unless held the same day as a meeting of the full Board, and are reimbursed for all expenses relating to attendance at meetings. The Company paid aggregate fees of $89,000 to non-employee directors of the Company in connection with the Board of Directors' and committee meetings in 1998. The Company does not pay director fees to directors who also are employees of the Company. No member of the Board of Directors was paid compensation during 1998 for his service as a director of the Company other than pursuant to the standard compensation arrangement described above. Non-employee directors also receive annual stock option awards pursuant to the Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in April 1997.

      The Directors' Plan provides for the automatic grant to each non-employee director of an option to purchase 10,000 shares of Common Stock upon such person's initial election as a director. Options to purchase 10,000 shares of Common Stock were granted to Messrs. Harter, Knight, Kristinik and Porter in 1997 pursuant to the Directors' Plan. The Directors' Plan also provides for an automatic annual grant to each non-employee director of an option to purchase 5,000 shares of Common Stock at each annual meeting of stockholders unless the first annual meeting of stockholders following a person's initial election as a non-employee director is within three months of the date of such election. These options will have an exercise price per share equal to the fair market value of a share at the date of grant. Options granted under the Directors' Plan will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director, and options will be immediately exercisable. In addition, the Directors' Plan permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" that may be settled at future dates, as elected by the director. The number of shares or deferred shares received will be equal to the number of shares which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                            PRINCIPAL STOCKHOLDERS

      The following table sets forth information as of March 31, 1999 with respect to beneficial ownership of the Company's Common Stock by (i) each director and nominee for director, (ii) each executive officer, (iii) all executive officers and directors as a group, and (iv) each person known to the Company to beneficially own 5% or more of the outstanding shares of its Common Stock. The address of all such persons is c/o Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                              NUMBER OF
                                              SHARES
                                              THAT MAY BE
                                              ACQUIRED
                               NUMBER OF      WITHIN
                               SHARES         60 DAYS BY
                               BENEFICIALLY   EXERCISE OF
  BENEFICIAL OWNER             OWNED          OPTIONS         PERCENTAGE
  ----------------             ---------     ------------     ----------
Toby L. Jeffreys(1).......     2,478,347                        6.5%
Thomas J. Shapiro(2)......     2,147,253                        5.6%
Arnold W. Bradburd .......     1,566,032                        4.1%
A. Leon Jeffreys(1).......     1,259,931                        3.3%
Steven S. Harter(3).......     1,021,048       15,000           2.7%
Michael E. Christopher....       648,837                        1.7%
Richard A. Singer.........       477,570                        1.3%
Lester G. Peterson........       477,544                        1.3%
Patrick A. Notestine......       398,703                        1.0%
Craig R. Doveala..........       334,497                         *
Mark Alper................       290,635                         *
Arthur L. French..........       221,100       40,000            *
J. Michael Kirksey(4).....       112,000       20,000            *
Stephen R. Baur(5)........       120,000       20,000            *
William B. Edge...........       116,997                         *
John A. Hageman(6)........        75,000       15,000            *
Richard H. Kristinik......        20,000       15,000            *
T. William Porter.........        15,000       15,000            *
Tommy E. Knight...........        10,000       15,000            *
Franklin Myers............             0                         *
William L. Transier.......             0                         *
                              ----------      -------          ----
All executive officers
and directors as a
group (21 persons)(7).....    10,720,799      155,000          28.1%
                              ==========      =======          ====
*Less than 1%.

(1) Includes 1,084,695 shares of Common Stock held by the Jeffreys Family Partnership, of which Mr. Toby L. Jeffreys and Mr. A. Leon Jeffreys are general partners.

(2) Includes 164,850 shares of Common Stock held by various trusts for which Mr. Shapiro is a Trustee.

(3) Includes 1,011,048 shares of Restricted Voting Common Stock held by Harter Venture Partners, Ltd., of which Mr. Harter is a general partner. Mr. Harter disclaims beneficial ownership of 178,420 shares held in trust for Mr. Harter's Minor Children of which neither he nor his wife is a trustee.

(4) Includes 10,000 shares of Common Stock held by Mr. Kirksey's minor children and of which he is custodian.

(5) Includes 10,000 shares of Common Stock held by Mr. Baur's minor children and of which he is custodian.

(6) Includes 15,000 shares of Common Stock held by Mr. Hageman's minor children and of which he is custodian.

(7) This amount has been adjusted to eliminate any duplication of beneficial ownership attributable to the 1,084,695 shares owned by the Jeffreys Family Partnership and the shares of Common Stock issuable pursuant to the exercise of Stock Options.

                               EXECUTIVE OFFICERS

      The Board elects executive officers annually at its first meeting following the annual meeting of stockholders. Information concerning Messrs. Singer, French, Bradburd, Kirksey, Edge, Christopher and Shapiro is set forth above under "Election of Directors." Information concerning Messrs. Baur and Hageman is set forth below.

      Stephen R. Baur, 34, became Senior Vice President and Chief Development Officer of the Company in April 1997. From July 1996 until joining the Company, Mr. Baur was Senior Vice President of Notre. From November 1995 to June 1996, he was a consultant to a venture capital firm. From July 1988 through September 1995, he was a certified public accountant with Arthur Andersen LLP.

      John A. Hageman, 45, became Senior Vice President, General Counsel and Secretary of the Company in April 1997. From 1987 through 1997, Mr. Hageman was Senior Vice President of Legal Affairs, General Counsel and Secretary of Physician Corporation of America, a publicly-traded health maintenance organization. From 1981 to 1987, Mr. Hageman was a partner with a law firm in Wichita, Kansas.

                      COMPENSATION OF EXECUTIVE OFFICERS

      The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and each of the five other most highly compensated executive officers (the "Named Executive Officers") during the year ended December 31, 1998.

                                                          ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                           --------------------------------------   --------------------------
                                                                     OTHER ANNUAL    RESTRICTED     NUMBER OF    ALL OTHER
                                  YEAR     SALARY         BONUS      COMPENSATION   STOCK AWARDS     OPTIONS   COMPENSATION
   NAME AND PRINCIPAL POSITION             ($) (1)         ($)            ($)            ($)         GRANTED      ($)(2)

Arthur L. French................. 1998      150,000      100,000         ----           ----           ----        8,409
     Chief Executive Officer      1997       75,000       50,000         ----           ----        200,000        1,465

J. Michael Kirksey............... 1998      150,000      100,000         ----           ----         20,000        3,542
     Senior Vice President and    1997       75,000       40,000         ----           ----        100,000          266
     Chief Financial Officer

Richard A. Singer................ 1998      150,000      100,000         ----           ----         20,000        5,764
     Senior Vice President        1997       75,000         ----         ----           ----           ----          470

Michael E. Christopher........... 1998      150,000       75,000         ----           ----         20,000        4,025
     Senior Vice President        1997       77,884         ----         ----           ----           ----         ----

William B. Edge.................. 1998      153,481       75,000         ----           ----         20,000          837
     Senior Vice President        1997       79,448         ----         ----           ----           ----         ----

Thomas J. Shapiro................ 1998      150,200       75,000         ----           ----         20,000        3,779
     Senior Vice President

(1) With respect to 1997 compensation, reflects compensation from July 11, 1997 to December 31, 1997.

(2) Includes the sums of the values of (a) Company contributions to 401(k) plans of the Company and (b) premiums paid by the Company for term life insurance for the benefit of the insured. The amounts described in clauses
      (a) and (b) above for each of the Named Executive Officers on the 1998 line are set forth below:

                                             (a)        (b)
              ----------------------------------------------
              Arthur L. French              2,250      6,159
              J. Michael Kirksey            2,250      1,292
              Richard A. Singer             5,188        576
              Michael E. Christopher        4,025       ----
              William B. Edge                 837       ----
              Thomas J. Shapiro             3,779       ----

                                 STOCK OPTIONS

  The following table reflects certain information regarding stock options granted to the Named Executive Officers during 1998.

                             OPTION GRANTS IN 1998

                                                                   INDIVIDUAL GRANTS
                                                                   -----------------
                                              NUMBER OF
                                             SECURITIES
                                             UNDERLYING     PERCENT OF TOTAL                                PRESENT VALUE
                                               OPTIONS     OPTIONS GRANTED TO    EXERCISE     EXPIRATION    AT GRANT DATE
NAME                                           GRANTED     EMPLOYEES IN 1998      PRICE          DATE       (1)
----                                         ----------    -----------------     --------     ----------    -------------
Arthur L. French........................        ----             ----              ----          ----              ----
J. Michael Kirksey......................       20,000            2.37%            14.75        07/31/08          194,200
Richard A. Singer.......................       20,000            2.37%            14.75        07/31/08          194,200
Michael E. Christopher..................       20,000            2.37%            14.75        07/31/08          194,200
William B. Edge.........................       20,000            2.37%            14.75        07/31/08          194,200
Thomas J. Shapiro.......................       20,000            2.37%            14.75        07/31/08          194,200

(1) Computed using the Black-Scholes model, with the following assumptions: expected price volatility -- 46.06% risk free rate of return -- 5.91%, expected dividend yield -- 0%, and the expected life of the option was 7.5 years.

      The following table reflects certain information concerning the number of unexercised options held by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1998. No options were exercised by the Named Executive Officers during the year ended December
31, 1998.

                          YEAR END 1998 OPTION VALUES

                                                        NUMBER OF                        VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS                  "IN-THE-MONEY" OPTIONS
                                                   AT DECEMBER 31, 1998                 AT DECEMBER 31, 1998 (1)
                                                   --------------------                 ------------------------
         NAME                                EXERCISABLE         UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
         ----                                -----------         -------------       -----------       -------------
Arthur L. French........................        40,000              160,000               0                  0
J. Michael Kirksey......................        20,000              100,000               0                  0
Richard A. Singer.......................         ----                20,000              ----                0
Michael E. Christopher..................         ----                20,000              ----                0
William B. Edge.........................         ----                20,000              ----                0
Thomas J. Shapiro.......................         ----                20,000              ----                0

(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The exercise price of the options granted in 1997 to Messrs. French and Kirksey (100,000) is $10.00 per share. The exercise price of the options granted in 1998 to Messrs. Christopher, Edge, Kirksey (20,000), Singer and Shapiro is $14.75 per share. As of March 31, 1999, the market price of the stock was $8.75, therefore, none of the options were "in-the-money."

                            STOCK PERFORMANCE GRAPH

      The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the Standard & Poors 500 Index and Standard & Poors Industrials. The cumulative total return computations set forth in the Performance Graph assumes the investment of $100 in the Company's Common Stock, the Standard & Poors 500 Index and the Standard & Poors Industrials on July 11, 1997.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

            JULY 11, 1997           DECEMBER 31, 1997       DECEMBER 31, 1998
            -------------           -----------------       -----------------
            MUI         100.0       MUI         152.5       MUI          97.5
            S&P 500     100.0       S&P 500     105.9       S&P 500     137.3
            S&P Ind.    100.0       S&P Ind.    103.9       S&P Ind.    140.0

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

      The Compensation Committee determines the amount and form of compensation and benefits payable to all executive officers, including the Named Executive Officers, and certain other management personnel. The Compensation Committee currently consists of three (3) members, none of whom is a current or former employee or officer of the Company except Mr. Harter, who served as President of the Company from July 3, 1996 to December 14, 1996, during which the Company had no operations and for which he received no compensation.

      The Compensation Committee has instituted an executive compensation structure designed to attract and retain highly qualified executives and to motivate them to maximize stockholder returns. In order to reach this goal, the Named Executive Officers' compensation has been weighted toward equity options, with base compensation as set forth in the employment agreements described below. See "Employment Agreements".

BASE SALARY

      In connection with its initial public offering on July 11, 1997, the Company entered into three year employment agreements with Messrs. French and Kirksey providing for an annual base salary of $150,000 and performance bonuses as may be determined by the Board from time to time.

INCENTIVE COMPENSATION

      In April 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan"). Pursuant to the Incentive Plan, in July 1998 the Compensation Committee approved grants of options covering 20,000 shares each to Messrs. Christopher, Edge, Kirksey, Singer and Shapiro.

      This report is furnished by the Compensation Committee of the Board of Directors.

                                          T. William Porter, Chairman
                                          Steven S. Harter
                                          Tommy E. Knight


                             EMPLOYMENT AGREEMENTS

      Each of Messrs. Bradburd, Christopher, Alper, Doveala, Edge, Jeffreys, Notestine, Peterson, Singer and Shapiro entered into an employment agreement with a subsidiary of the Company following the acquisition of their companies, providing for an annual base salary of $150,000 and a performance bonus to be determined annually by the Board. Each employment agreement is for a term of five years, and unless terminated or not renewed by the respective company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provides that, in the event of a termination of employment by the respective company without cause during the first three years of the employment term, the employee will be entitled to receive from the respective company an amount equal to his then current salary for the remaining term of the employment agreement or one year, whichever is greater. In the event of a termination of employment without cause during the final two years of the initial five-year term of the employment agreement, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during the Initial Term. In addition, the non-competition provisions of the employment agreement would not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during the Initial Term. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment, or in the case of or termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ORGANIZATION OF THE COMPANY

      In connection with the formation of the Company, the Company issued to Notre a total of 3,367,914 shares of Common Stock in exchange for services provided by an employee of Notre at a cost of $35,375 to Notre. Mr. Harter is the President of Notre and a director of the Company. In April 1997, Notre exchanged 3,122,914 shares of Common Stock for 3,122,914 shares of Restricted Voting Common Stock. Prior to the consummation of the IPO, Notre advanced to the Company $1,310,000 to enable the Company to effect the Mergers and the IPO. All of Notre's advances were repaid from the net proceeds of the IPO. Subsequent to the IPO, Notre distributed its shares to its owners.

      From December 1996 through April 1997, the Company issued a total of 575,000 shares of Common Stock (as adjusted for a 135.81-to-one stock split) at $.01 per share to executive officers, as follows: Mr. French -- 260,000 shares, Mr. Kirksey -- 120,000 shares, Mr. Baur -- 120,000 shares, and Mr. Hageman -- 75,000 shares.
The Company also issued 810,500 shares of Common Stock at $0.01 per share to other employees of and consultants to the Company, including a total of 405,000 shares of Common Stock to persons who became directors of the Company upon consummation of the IPO. The Company also granted options to purchase 10,000 shares of Common Stock under the Directors' Plan, effective upon the consummation of the IPO to Messrs. Knight, Kristinik, Porter and Harter.

      The aggregate consideration paid by the Company for the eight companies acquired in the IPO and the 34 subsequent acquisitions (the "Acquired Companies") consisted of $27.1 million in cash, 26,642,598 shares of Common
Stock, plus the assumption of approximately $236.2 million of indebtedness. The consideration paid by the Company for each of the Acquired Companies was determined by negotiation between representatives of each Acquired Companies and was based primarily upon the pro forma adjusted net income of each Acquired Companies.

      Pursuant to the agreements that were entered into in connection with the acquisitions of the Acquired Companies, the principal stockholders of the Acquired Companies have agreed not to compete with the Company for five years, effective on the respective dates of acquisition.

LEASES OF FACILITIES

      Interstate leases the facilities located in Philadelphia, Pennsylvania and Baltimore, Maryland from Warehouse Real Estate Associates ("WREA")(reorganized as Warehouse Real Estate Associates, L.P.), a partnership controlled by Mr. Bradburd, the Vice-Chairman of the Company, and his wife. The leases are for an initial term of ten years and provide for a total annual rental of $234,000 during the initial five years, to be adjusted to an applicable current market rate during the second five years. At the conclusion of the initial lease term, Interstate has agreed to purchase the real estate from WREA at a price to be determined by averaging two or more independent appraisals. The Company believes that the rent to be paid under the leases does not exceed fair market value. Interstate leases property from Warehouse Real Estate Associates L.P. II in Ambridge, PA at fair market value effective in 1998 for a period of ten years. At the conclusion of the lease term, Interstate/Metals is required to purchase the property at fair market value determined by two or more independent appraisals. However, Interstate/Metals may acquire the property after year eight at 90% of fair market value determined by two or more independent appraisals. Additionally, Interstate pays all utility, taxes and insurance costs on each of the leased premises.

      Queensboro leases two adjacent tracts of real property located in Wilmington, North Carolina from The Alper Company, a partnership of which Mr. Alper, a director and Vice President of the Company, is a controlling person. The lease on one tract of real property is for a term of 20 years, expires in 2017 and provides for an annual rental of $40,000. The rent will be adjusted every five years in accordance with the Consumer Price Index ("CPI"). At the conclusion of the tenth year of the lease, Queensboro has the option to purchase the real property from The Alper Company for an amount equal to the average of three independent appraisals. If Queensboro does not exercise its option, the annual rental will be adjusted to reflect a ten year amortization of the fair market value of the property. The lease on the other tract of real property is for a term of 20 years, expires in 2017 and provides for an annual rental of $137,200. The rent will be adjusted every five years in accordance with the CPI. Queensboro will pay for all utilities, taxes and insurance on the leased properties. The Company believes that the rent for the properties does not exceed fair market value.

      Steel Service Systems leases certain real property located in Horicon, Wisconsin from an entity owned in part by Mr. Doveala, a director of the Company. The lease for real property expires in 2011 and provides for an annual rental of $420,000. The rental rate will be adjusted every three years in accordance with the CPI and will increase or decrease with changes in the prime rate. Additionally, Steel Service Systems pays for all utilities, taxes and insurance on the leased premises. The Company believes that the rent for the property does not exceed fair market value.

      Texas Aluminum leases certain real property located in Jackson, Mississippi from an entity controlled by Mr. Christopher, a Senior Vice President and director of the Company. The lease for the real property expires in 2012 and provides for rental of $3,500 per month. The rent will be adjusted every three years in accordance with the CPI. Additionally, Texas Aluminum pays for all utilities, taxes and insurance on the leased premises. Texas Aluminum also continues to lease from a number of entities owned by Mr. Christopher and/or related affiliates the following facilities, which are used for manufacturing and distribution services: (i) a warehouse in Lafayette, Louisiana for a term of 15 years and an aggregate monthly rental of $27,280, (iii) a facility in Las Vegas, Nevada for $16,500 per month for a term of 15 years, (iv) a facility in Atlanta, Georgia for $6,000 per month for a term of 15 years, (v) a facility in Beaumont, Texas for $2,500 per month for a term of 15 years, (vi) a building in Weslaco, Texas for $2,500 per month for a term of 15 years, and
(vii) a building in Oklahoma City, Oklahoma for $7,000 per month for a term of 15 years. The Company believes that the rent for each of these properties does not exceed fair market value.

      Uni-Steel leases certain real property located in Enid, Oklahoma from Garfield Development, LLC, an entity owned in part by Mr. Singer, a Senior Vice President and director of the Company. The lease for the real property has a ten-year term and provides for an annual rental of $115,000. The rent rate will be adjusted every five years in accordance with the CPI. The Company believes that the rent for the properties does not exceed fair market value.

      Williams leases certain real property located in Milwaukee, Wisconsin from PP&W, L.L.C., an entity owned in part by Mr. Peterson, a director of the Company. The lease for the rental property expires on December 31, 2011, and provides for an annual rental of $458,950. The rent will be adjusted every five years in accordance with the CPI. Additionally, Williams pays for all utilities, taxes and insurance on the leased premises. The Company believes that the rent for the properties does not exceed fair market value.

      Jeffreys has a lease agreement for the use of executive aircraft with J-Air, Inc., an entity controlled by Mr. Toby Jeffreys, President and Chief Executive Officer of Jeffreys. The term of the lease runs from January 1, 1999 to December 31, 1999 with a flat rate of $2,000 per hour and ten roundtrip flights between Mobile, AL and Houston, TX at a flat rate of $1,500 per hour. Jeffreys is not obligated, however, to use the aircraft at any time during the lease term.

OTHER TRANSACTIONS

      On or about July 11, 1997, Interstate purchased certain equipment from WREA for $530,000. WREA is controlled by Mr. Bradburd, the Vice-Chairman of the Company. The Company believes that the purchase price for the equipment does not exceed the fair market value thereof.

      Queensboro provides administrative services to Southern Metals Recycling, Inc. ("Southern"), an entity owned in part by Mr. Alper, a director of the Company. In its last fiscal year, Queensboro provided services and billed Southern $204,456 for these services and sold scrap metal to Southern in the amount of $12,510. The Company believes that the fees charged for such services represent the fair market value of such services.

      An entity owned in part by Mr. Christopher leases equipment to Texas Aluminum/Cornerstone under several leases totaling $96,000 per year. The leases expire December 31, 2011. Mr. Christopher is a Senior Vice President and director and officer of the Company. The Company believes that the fees charged for such services represent the fair market value of such services.

      Texas Aluminum/Cornerstone holds two promissory notes from EmC Industries, LLC ("EmC") having balances as of June 30, 1997, in the amounts of $116,433 and $324,401, which are payable monthly and are due on May 1, 2001 and March 1, 2007, respectively. In November 1996, Texas Aluminum/Cornerstone sold certain machinery and equipment to EmC resulting in a gain of $242,000. Texas Aluminum/Cornerstone is leasing this machinery from EmC for $72,000 per year through December 2001. EmC is owned in part by Mr. Christopher, a director and officer of the Company. The indebtedness was in each case incurred in connection with the sale of equipment to EmC. The largest aggregate amount of indebtedness in each case at any time in the past three fiscal years on the notes is $142,795 and $330,000, respectively. The rates of interest charged on the loans are 8% and 7.5%, respectively. Texas Aluminum/Cornerstone holds a promissory note in the original principal amount of $120,279 from EmC issued June 1, 1996. The note was issued in connection with the sale of equipment to EmC and earns interest at a rate of 8%. The note is payable monthly and matures on May 1, 2001. The largest aggregate amount of indebtedness outstanding on the note at any time in the past three fiscal years is $120,279 and the amount outstanding as of December 31, 1996 was $108,866. Additionally, Texas Aluminum/Cornerstone leases certain roll-former machines from EmC for a monthly rental of $14,000.

      The Company has agreed to indemnify Notre for liabilities, if any, arising in connection with action taken by it in connection with its role as the organizer of Metals USA prior to July 11, 1997.

COMPANY POLICY

      All transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal, and must be approved in advance by a majority of disinterested members of the Board of Directors.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

      In 1998, the members of the Compensation Committee were Messrs. Porter, Harter and Knight. Mr. Harter served as president of the Company during 1996, and he is the President of Notre and a director of the Company. In connection with the formation of the Company, the Company issued to Notre a total of 3,367,914 shares of Common Stock for aggregate consideration of $35,375. In April 1997, Notre exchanged 3,122,914 shares of Common Stock for 3,122,914 shares of Restricted Voting Common Stock. Prior to the consummation of the IPO, Notre advanced to the Company $1,310,000 to enable the Company to effect the Mergers and the IPO. All of Notre's advances were repaid from the net proceeds of the IPO. Subsequent to the IPO, Notre distributed its shares to its owners.

             RATIFICATION OF APPOINTMENT OF AUDITORS (Proposal 2)

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 1999. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE AUDITORS UNLESS OTHERWISE SPECIFIED.

      At the Annual Meeting a vote will be taken on the proposal to ratify the appointment by the Board of Directors of Arthur Andersen LLP, independent certified public accountants, as auditors of the Company's consolidated financial statements for the year ending December 31, 1999. Arthur Andersen audited the consolidated financial statements of the Company for the years ended December 31, 1998 and 1997.

      Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement should they choose to do so, and to be available to respond to appropriate questions.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

      Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 1998, the Company believes that all Section 16(a) reporting requirements related to the Company's directors and executive officers were timely fulfilled during 1998, with the exception of Messrs. Jeffreys and Harter, who each completed the appropriate SEC forms for a single transaction, respectfully but, due to an administrative error at the Company, such SEC forms were not filed timely with the SEC.

                                ANNUAL REPORTS

      The Company's Annual Report to stockholders accompanies this Proxy Statement. The Company filed its Annual Report on Form 10-K for the year ended December 31, 1998 with the Securities and Exchange Commission on or about March 30, 1999. A copy of the Form 10-K, including any financial statements and schedules and a list describing any exhibits not contained therein, accompanies this Proxy Statement and a copy may also be obtained without charge to any stockholder. Written requests for copies of the report should be directed to John A. Hageman, Secretary, Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than January 20, 2000, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

      The Company's Bylaws establish procedures, including advance notice procedures, with regard to the nomination other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before meetings of stockholders of the Company. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

                                 OTHER MATTERS

      The Board of Directors knows of no matters that are expected to be presented at the Annual Meeting other than those described in this proxy statement. Should any other matter properly come before the Annual Meeting, however, the persons named in the form of proxy accompanying this proxy statement will vote all shares represented by proxies in accordance with their best judgment on such matters.

                                                                         (FRONT)
                               METALS USA, INC.
                        ANNUAL MEETING OF STOCKHOLDERS

            Solicited by the Board of Directors of Metals USA, Inc.

      The undersigned hereby appoints Arthur L. French and J. Michael Kirksey, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Metals USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 19, 1999, or at any adjournment or postponement thereof, as follows:

      Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

                       PROPOSAL 1: ELECTION OF DIRECTORS


      /_/  FOR all nominees listed    /_/ WITHHOLD AUTHORITY for all
                                          nominees listed below

      Arnold W. Bradburd, Michael E. Christopher, Richard H. Kristinik, J. Michael Kirksey, Franklin Myers and William L. Transier to hold office until the 2002 Annual Meeting and until their successors are elected and qualified.

      INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided here.

                                                                          (BACK)

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR
            THE COMPANY

  /_/   FOR                     /_/   AGAINST                 /_/   ABSTAIN

      Please check the following box if you plan to attend the Annual Meeting of Stockholders in person. /_/

      ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

                                    Dated: ______________________________, 1999

                                    ___________________________________________
                                                    Signature

                                    Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles.

  Please complete, sign and promptly mail this proxy in the enclosed envelope.

                                                                         (FRONT)
                               METALS USA, INC.
                        ANNUAL MEETING OF STOCKHOLDERS

                       (RESTRICTED VOTING COMMON STOCK)

           Solicited by the Board of Directors of Metals USA, Inc.

      The undersigned hereby appoints Arthur L. French and J. Michael Kirksey, and each of them individually, as proxies with full power of substitution, to vote all shares of Restricted Voting Common Stock of Metals USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 19, 1999, or at any adjournment or postponement thereof, as follows:

      Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

SPECIAL NOTE:
Holders of Restricted Voting Common Stock, voting as a class, are entitled to elect one director to the Board. Such holders elected Mr. Seven S. Harter as a Class I (Term expires 2001) Director at the May 20, 1998 meeting and, therefore, are not entitled to vote in the election of directors at the may 19, 1999 meeting.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR
            THE COMPANY

  /_/   FOR                     /_/   AGAINST                 /_/   ABSTAIN

      Please check the following box if you plan to attend the Annual Meeting of Stockholders in person. /_/

      ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

                                    Dated: _____________________________, 1999

                                    __________________________________________
                                                     Signature

                                    Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles.

  Please complete, sign and promptly mail this proxy in the enclosed envelope.